CONSENT OF INDEPEDENT ACCOUNTANTS

We consent to the following with respect to Post-Effective Amendment No. 30 pursuant to the Securities Act of 1933, as amended, to the Registration Statement on Form N-1A of the CoreFunds, Inc. (File No. 2-93214). We also consent to the reference to our Firm under the heading "Financial Highlights" of the CoreFunds, Inc. formerly The Conestoga Funds, (comprising of the Core Equity Fund, formerly the Equity Fund, Special Equity Fund, Bond Fund, and Short Term Income Fund) in the Prospectus.


/s/ Coopers & Lybrand L.L.P.
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COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
October 22, 1996